UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2024

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of the close of business on April 30, 2024, Henry Hagopian is no longer serving as the Chief Financial Officer and as principal financial officer of Annovis Bio, Inc. (the “Company”). Mr. Hagopian is stepping down from these positions to pursue other opportunities. Mr. Hagopian’s resignation was not due to any disagreement or dispute with the Company or the Board of Directors of the Company (the “Board”) regarding any matter, including the Company’s accounting principles, practices, financial statement disclosures or compliance procedures. The Board thanks Mr. Hagopian for his service to the Company and wishes him well in his future endeavors.

On May 1, 2024, the Board appointed Maria Maccecchini, the Company’s President and Chief Executive Officer, as the interim principal financial officer, effective immediately, in light of Mr. Hagopian’s departure.

In connection with Mr. Hagopian’s departure from the Company, the Company and Mr. Hagopian have entered into a Separation Agreement and General Release (the “Separation Agreement”), dated as of April 30, 2024 (the “Separation Date”), pursuant to which the Company and Mr. Hagopian have agreed upon the terms of Mr. Hagopian’s separation from the Company. Pursuant to the Separation Agreement, Mr. Hagopian has agreed to comply with certain confidentiality and cooperation provisions. The Separation Agreement also provides for a customary general release of claims and the following severance benefits:

•	two (2) months of Mr. Hagopian’s base salary, less applicable taxes and withholding, payable in a single lump sum on the Company’s first regularly scheduled payroll pay date after the Separation Date;

•	two (2) months of reimbursement of medical and dental insurance premiums following the Separation Date, payable in a single lump sum on the Company’s first regularly scheduled payroll pay date after the Separation Date;

•	the Company will amend Mr. Hagopian’s outstanding stock option agreement dated August 29, 2022 to cause 10,000 options to vest immediately after the Separation Date;

•	the Company will amend the following outstanding stock option agreements held by Mr. Hagopian to extend the applicable exercise period(s) until December 31, 2024:

(1)       stock option agreement dated August 29, 2022;

(2)       stock option agreement dated January 18, 2023; and

(3)       stock option agreement dated November 17, 2023; and

•	the Company shall permit a cashless exercise of any vested options in accordance with the Company’s cashless exercise and public trading policies.

To be entitled to the Separation Benefits, Mr. Hagopian must: (a) not revoke the Separation Agreement within the seven (7) day revocation period following the date he signed the Separation Agreement; and (b) comply with his obligations under the Separation Agreement.

The foregoing summary of the Separation Agreement is qualified in its entirety by the text of the Separation Agreement, a copy of which is attached hereto to as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated April 30, 2024, by and between the Company and Henry Hagopian, III.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.

Date: May 1, 2024	By:	/s/ Maria Maccecchini
Name: Maria Maccecchini
Title: President and Chief Executive Officer